[LETTERHEAD OF MILLER, ENGLAND & COMPANY]





                    April 23, 1998


Board of Directors
HCB Bancshares, Inc.
237 Jackson Street
Camden, Arkansas  71701-0878

      Re: Registration Statement on Form S-8
          HCB Bancshares, Inc. Management Recognition Plan and
          HCB Bancshares, Inc. 1998 Stock Option Plan

Ladies and Gentlemen:

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 5, 1997 on our audit of the consolidated statements of financial condition of HCB Bancshares, Inc. and subsidiary as of June 30, 1997 and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended, which report was included in HCB Bancshares, Inc.'s Annual Report on Form 10-K for the fiscal year ended June 30, 1997.
We also consent to the reference to our firm under the caption "Experts" in the Prospectus which is part of the Registration Statement.





/s/ Miller, England & Company
Miller, England & Company